Exhibit 15.1

Our ref	DLK\605073\5292898v4
Direct tel	+852 2971 3006
E-mail	derrick.kan@maplesandcalder.com

Vimicro International Corporation

15/F Shining Tower

No. 35 Xueyuan Road

Haidian District

Beijing 100191

People’s Republic of China

15 May 2012

Dear Sir

Re: Vimicro International Corporation

We have acted as legal advisors as to the laws of the Cayman Islands to Vimicro International Corporation, an exempted limited liability company incorporated in the Cayman Islands (the “Company”), in connection with the filing by the Company with the United States Securities and Exchange Commission of an annual report on Form 20-F for the year ended 31 December 2011 (“Form 20-F”).

We hereby consent to the reference of our name under the headings “Item 6. Directors, Senior Management and Employees—C. Board Practices—Home Country Practice Exemption,” “Item 10. Additional Information—E. Taxation” and “Item 16G. Corporate Governance” in the Form 20-F.

Yours faithfully

/s/ Maples and Calder

Maples and Calder